UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	FEBRUARY 27, 2008

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., N.E., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On February 27, 2008, and effective as of January 1, 2008, the Nominating/Corporate Governance/Compensation Committee of the Board of Directors (the “Committee”) of Crawford & Company (the “Company”) entered into a verbal agreement with Thomas W. Crawford, Chairman of the Board of the Company, concerning certain aspects of his compensation for 2008. Mr. Crawford’s base salary for calendar year 2008 will be $400,000.

On February 27, 2008, and effective as of January 1, 2008, the Committee adopted a comprehensive short-term incentive plan (the “STIP”) that will cover bonus awards to specified key employees of the company. STIP awards are granted under the terms of the Crawford & Company Management Team Incentive Compensation Plan. On February 27, 2008, the Committee made STIP awards to Jeffrey T. Bowman, Chief Executive Officer and President, W. Bruce Swain, Executive Vice President and Chief Financial Officer, and Kevin B. Frawley, Executive Vice President. 2008 STIP awards are only earned if operating earnings equal or exceed $50,717,600.

The 2008 STIP award granted by the Committee to Mr. Bowman provides for a target bonus of 65% of his base salary, or $455,000. The 2008 STIP award granted by the Committee to Mr. Swain provides for a target bonus of 47.5% of his base salary, or $190,000. Messrs. Bowman’s and Swain’s performance metrics are based solely on corporate-wide performance, and are based on three categories: (1) revenue, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of their STIP award is based on revenue, with a target revenue amount of $1,020,013,000. The Company has provided guidance for 2008 of revenue between $990 million and $1.02 billion. 60% of their STIP award is based on operating earnings, with a target operating earnings amount of $63,397,000. The Company has provided guidance for 2008 of operating earnings between $54.0 million and $58.7 million. 20% of their STIP award is based on workdays outstanding in total billed and unbilled accounts receivable, with a target workdays outstanding in total billed and unbilled accounts receivable of 81.3 days or less. This target workdays outstanding in total billed and unbilled accounts receivable represents a 10% decline in the workdays outstanding in total billed and unbilled accounts receivable as of December 31, 2007.

The 2008 STIP award granted by the Committee to Mr. Frawley provides for a target bonus of 47.5% of his base salary, or $244,625. Mr. Frawley’s performance metrics are based 30% on the metrics outlined above for Messrs. Bowman and Swain, and 70% on the Americas division performance, which consists of the Company’s U.S., Canadian, Caribbean and Latin American Global Property & Casualty operations as well as the Company’s Strategic Warranty Services operation. The Company does not separately report financial results for the Americas division, which encompasses the Company’s U.S. Global Property & Casualty segment as well as a portion of the Company’s International Operations segment. Mr. Frawley’s Americas division performance metrics are based on three categories: (1) revenue, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award attributable to Americas division performance is based on revenue, with a target revenue amount of $314,557,000. 60% of his STIP award attributable to Americas division performance is based on operating earnings, with a target operating earnings amount of $25,785,000. 20% of his STIP award attributable to Americas division performance is based on workdays outstanding in total billed and unbilled accounts receivable, with a target workdays outstanding in total billed and unbilled accounts receivable of 72.7 days or less.

On February 27, 2008, and effective as of January 1, 2008, the Committee has adopted a long-term compensation for specified key employees the Company (the “LTIP”). LTIP awards are granted under the terms of the Crawford & Company Executive Stock Bonus Plan and the Crawford & Company Management Team Incentive Compensation Plan. On February 27, 2008, the Committee made LTIP awards to Messrs. Bowman, Swain and Frawley.

Under the terms of the 2008 LTIP, Messrs. Bowman, Swain and Frawley have been granted an award of performance share units that may be earned based on the earnings per share of the Company for 2008. The Company has provided guidance for 2008 of earnings per share between $0.38 and $0.44. If the Company’s 2008 earnings per share are at least $0.38, 50% of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.44, 100% of the performance share units will be earned. If the Company’s 2008 earnings per share are $0.50, 150% of the performance share units will be earned. If the Company’s 2008 earnings per share exceed $0.56, 200% of the performance share units will be earned. The percentage of performance share units earned will be adjusted ratably for earnings per share between $0.38 and $0.56. No performance share units will be earned for earnings per share of less than $0.38. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

The 2008 LTIP award granted by the Committee for Mr. Bowman provides for a grant of up to 150,000 performance share units, for Mr. Swain provides for a grant of up to 90,000 performance share units, and for Mr. Frawley provides for a grant of up to 60,000 performance share units. The chart below indicates perspective share payouts if specific earnings per share targets are met.

Name	Earnings Per Share of $0.38	Earnings Per Share of $0.44	Earnings Per Share of $0.50	Earnings Per Share that exceed $0.56
J. T. Bowman	37,500	75,000	112,500	150,000
W. B. Swain	22,500	45,000	67,500	90,000
K. B. Frawley	15,000	30,000	45,000	60,000

On February 27, 2008, the Committee made restricted stock grants under the terms of the Crawford & Company Executive Stock Bonus Plan to Messrs. Swain and Frawley. These restricted stock grants are subject to vesting requirements at a rate of 50% per year. Mr. Swain’s restricted stock grant was for 30,000 shares of the Company’s Class A Common Stock. Mr. Frawley’s restricted stock grant was for 20,000 shares of the Company’s Class A Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Allen W. Nelson
Allen W. Nelson
Executive Vice President – General
Counsel & Corporate Secretary

Dated: March 4, 2008